                                                                  EXHIBIT 10.37

                             CHANGE OF CONTROL AGREEMENT

          AGREEMENT by and between Hilton Hotels Corporation, a Delaware corporation (the "Company") and Arthur M. Goldberg (the "Employee"), dated as of the 1st day of April, 1997.

          The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Employee with compensation arrangements upon a Change of Control which provide the Employee with individual financial security and which are competitive with those of other corporations and, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.


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          The Employee and the Company are parties to the following
agreements which are being amended to the extent provided in this Change of Control Agreement:

          (i) Amended Consulting and Employment Agreement dated as of November 12, 1996 by and among the Company, the Employee and Bally Entertainment Corporation (the "ACE Agreement");

          (ii) The First Amendment to Amended Consulting and Employment Agreement dated as of December 14, 1996 by and among the same parties to the ACE Agreement (the "FAACE Agreement"; the ACE Agreement and the FAACE Agreement being collectively referred to herein as the "Employment Agreement"); and

          (iii) The Deferred Compensation Agreement dated as of January 16, 1997 by and between the Company and the Employee (the "Deferred Compensation Agreement").

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1. CERTAIN DEFINITIONS. (a) The "Effective Date" shall be the first date during the "Change of Control Period" (as defined in Section 1(b)) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Employee's employment with the Company is terminated prior to the date on which a Change of Control occurs, and it is


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reasonably demonstrated that such termination (1) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (2) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination.

          (b) The "Change of Control Period" is the period commencing on the date hereof and ending on the earlier to occur of (i) the third anniversary of such date or (ii) the first day of the month next following the Employee's attainment of age 65; PROVIDED, HOWEVER, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate on the earlier of (x) three years from such Renewal Date or (y) the first day of the month coinciding with or next following the Employee's attainment of age 65, unless at least 60 days prior to the Renewal Date the Company shall give notice that the Change of Control Period shall not be so extended.

          2. CHANGE OF CONTROL. For the purpose of this Agreement, a "Change of Control" shall mean:


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          (i)   The acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), (excluding, for this purpose, (A) the Company or its subsidiaries, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company or (C) Barron Hilton, the Charitable Remainder Unitrust created by Barron Hilton to receive shares from the Estate of Conrad N. Hilton, or the Conrad N. Hilton Foundation, collectively the "Hilton Interests"), of beneficial ownership, (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

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          (ii)   Individuals who, as of the date hereof, constitute the Board
(as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the then Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

          (iii) Approval by the stockholders of the Company of (A) a reorganization, merger, consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (B) a liquidation or dissolution of the Company or (C) the sale of all or

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substantially all of the assets of the Company.

          3. EMPLOYMENT PERIOD. If there is a Change in Control, the Company hereby agrees to continue the Employee in its employ, and the Employee hereby agrees to remain in the employ of the Company, pursuant to the terms of this Agreement, for the period commencing on the Effective Date and ending on the earlier to occur of (a) the third anniversary of such date or (b) the first day of the month coinciding with or next following the Employee's attainment of age 65 (the "Employment Period"); provided, however, that if the Effective Date is prior to December 18, 1999 nothing contained herein shall prevent the Employee from terminating his employment pursuant to the notice provision of Section 9(a)(iii) of the Employment Agreement.

          4.  TERMS OF EMPLOYMENT.

               (a) POSITION AND DUTIES.  (i) During the Employment Period,
(A) the Employee's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time, pursuant to the Employment Agreement, during the 90-day period immediately preceding the

Effective Date and (B) the Employee's services shall be performed at the location where the Employee was primarily performing his services to the Company immediately preceding the Effective Date or any office or location less than thirty-five (35) miles from such location.

                (ii) During the Employment Period, the Employee agrees to serve as, to perform as and to devote such time and attention as is required by Section 2 of the Employment Agreement.

           (b) COMPENSATION. (i) BASE SALARY. During the Employment Period, the Employee shall receive an annual base salary ("Base Salary") at a semi-monthly rate at least equal to the highest semi-monthly base salary:
(A) paid to the Employee by the Company; (B) payable to the Employee by the Company; or (C) deferred by the Employee, pursuant to Section 3 of the Employment Agreement, during the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other key employees of the Company and its subsidiaries. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Employee under this Agreement, the Employment Agreement or the Deferred Compensation Agreement. Base Salary shall not be reduced after any such increase.

           (ii) ANNUAL BONUS. In addition to Base Salary, the Employee shall be awarded, for each fiscal year during the Employment Period, an annual bonus (an "Annual Bonus") (either pursuant to the incentive compensation plan of the Company or otherwise) in cash at least equal to the average bonus: (A) paid; (B) payable to; or (C) deferred, pursuant to
Section 3 of the Employment Agreement, by the Employee from the Company and its subsidiaries in respect of the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs.

           (iii) INCENTIVE, SAVINGS AND RETIREMENT PLANS. In addition to Base Salary and Annual Bonus payable as hereinabove provided, the Employee shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs applicable to other key employees of the Company and its subsidiaries (including Company's employee benefit plans, in each case providing benefits which are the economic equivalent to those in effect or as subsequently amended). Such plans, practices, policies and programs, in the aggregate, shall provide the Employee with compensation, benefits and reward opportunities at least as favorable as the most favorable of such compensation, benefits and reward
opportunities provided by the Company for the   Employee under such plans,
practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as provided at any time thereafter with respect to other key employees of the Company and its subsidiaries.

           (iv) WELFARE BENEFIT PLANS. During the Employment Period, the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription drug, dental, vision, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), at least as favorable as the most favorable of such plans, practices, policies and programs in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or the Employee's family, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries; provided, however, that nothing contained herein shall abrogate the Company's obligations pursuant to
Section 5(b) of the Employment

Agreement, all of which shall continue in full force and effect as if set forth in full herein.

           (v) EXPENSES. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in accordance with the most favorable policies, practices and procedures of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries.

           (vi) FRINGE BENEFITS. During the Employment Period, the Employee shall be entitled to fringe benefits, including use of an automobile and payment of related expenses: (A) in accordance with the most favorable plans, practices, programs and policies of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date; or (B) if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries; or (C) if more favorable to the Employee, in whole or in part, as provided for in Section 7 of the Employment Agreement, including, but not by way of limitation, those set forth in Sections 7(b)(2), 7(b)(3) and 7(b)(4) thereof.

               (c) OFFICE AND SUPPORT STAFF. During the Employment Period, the Employee shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance:
(A) at least equal to the most favorable of the foregoing provided to the Employee by the Company and its subsidiaries at any time during the 90-day period immediately preceding the Effective Date; or (B) if more favorable to the Employee, as provided at any time thereafter with respect to other key employees of the Company and its subsidiaries; or (C) if more favorable to the Employee, in whole or in part, as provided for in Section 7(b)(1) of the Employment Agreement.

           (d) VACATION. During the Employment Period, the Employee shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its subsidiaries as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries.

           (e) INDEMNIFICATION. During the Employment Period and thereafter the Company agrees to indemnify and hold harmless the

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Employee pursuant to the provisions of Section 11 of the Employment Agreement as if the same were set forth in full herein.

          5. TERMINATION. (a) DEATH OR DISABILITY. During the Employment Period this Agreement shall terminate automatically upon the Employee's death. During the Employment Period the Employee's employment shall not terminate for disability, which occurrence shall be governed by the terms of
Section 9(b) of the Employment Agreement ("Disability") as if the same were set forth fully herein.

          (b) CAUSE. During the Employment Period the Company may terminate the Employee's employment for "Cause." For purposes of this Agreement, "Cause" means (i) an act or acts of personal dishonesty taken by the Employee and intended to result in substantial personal enrichment of the Employee at the expense of the Company, (ii) repeated violations by the Employee of the Employee's obligations under Section 4 (a) of this Agreement which are demonstrably willful and deliberate on the Employee's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company, (iii) the conviction of the Employee of a felony, (iv) any refusal by the Employee to provide appropriate information or to otherwise

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participate and cooperate in connection with the obtaining by the Company or any of its subsidiaries of all licenses, permits and approvals necessary to the conduct of their gaming business, or (v) the inability of the Employee to obtain any license, permit or other authorization required to be obtained by the Employee as a condition to the conduct by the Company or its subsidiaries of gaming related activities.

          (c) GOOD REASON. During the Employment Period the Employee's employment may be terminated by the Employee for Good Reason. For purposes of this Agreement, "Good Reason" means

               (i) the assignment to the Employee of any duties inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

               (ii)  any failure by the Company to comply with


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

          any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

               (iii) the Company's requiring the Employee to be based at any office or location other than that described in Section 4(a)(i)(B) hereof, except for travel reasonably required in the performance of the Employee's responsibilities;

               (iv) any purported termination by the Company of the Employee's employment otherwise than as expressly permitted by this Agreement; or

               (v)  any failure by the Company to comply with and satisfy
          Section 11(c) of this Agreement.

          For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Employee shall be conclusive.

          Anything in this Agreement to the contrary notwithstanding, a termination of employment by the Employee for any reason or no reason at any time up to and including the 30-day period immediately following the first anniversary of the Effective Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

          (d) NOTICE OF TERMINATION. During the Employment Period, any termination by the Company for Cause or by the Employee for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon,
(ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Employee to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

          (e) DATE OF TERMINATION. During the Employment Period, "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; PROVIDED, HOWEVER, that (i) if the Employee's employment is terminated by the Company other than for Cause, the Date of Termination shall be the date on which the Company notifies the Employee of such termination and (ii) if the Employee's employment is terminated by reason of death, the Date of Termination shall be the date of death of the Employee.

          6.  OBLIGATIONS OF THE COMPANY UPON TERMINATION.

          (a) If the Employee's employment is terminated during the Employment Period by reason of the Employee's death, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than those obligations specifically provided for in this Agreement (which shall be paid in accordance with their terms) and obligations accrued or earned and vested (if applicable) by the Employee as of the Date of Termination, which shall include for this purpose (i) the Employee's full Base Salary through the Date of Termination at the rate in effect on the Date of Termination or, if higher, at the highest rate in effect at any time from the

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start of the 90-day period preceding the Effective Date through the Date of
Termination (the "Highest Base Salary"), (ii) the product of (A) the Annual Bonus paid, payable to, or deferred (pursuant to Section 3 of the Employment Agreement) by the Employee for the last full fiscal year ending before the Date of Termination with respect to which an Annual Bonus was awarded, multiplied by (B) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (iii) any compensation previously deferred, pursuant to this Agreement, by the Employee (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (such amounts specified in clauses (i), (ii) and (iii) are hereinafter referred to as "Accrued Obligations"). All such Accrued Obligations shall be paid to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. Any and all compensation previously deferred by the Employee pursuant to the terms of both the Employment Agreement and the Deferred Compensation Agreement shall be paid in accordance with the terms and conditions of such agreements. Anything in this Agreement to the contrary notwithstanding, the Employee's family shall be entitled to receive benefits at least equal to:
(A) the most favorable

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benefits provided by the Company and any of its subsidiaries to surviving families of employees of the Company and such subsidiaries under such plans, programs, practices and policies relating to family death benefits, if any, in accordance with the most favorable plans, programs, practices and policies of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date; or (B) if more favorable to the Employee and/or the Employee's family, as in effect on the date of the Employee's death with respect to other key employees of the Company and its subsidiaries and their families; or (C) if more favorable to the Employee, in whole or in part, in accordance with the terms of the Employment Agreement.

          (b) CAUSE; OTHER THAN FOR GOOD REASON. If the Employee's employment shall be terminated during the Employment Period for Cause, this Agreement shall terminate without further obligations to the Employee other than: (i) the obligation to pay to the Employee the Highest Base Salary through the Date of Termination plus the amount of any compensation previously deferred, pursuant to this Agreement, by the Employee (together with accrued interest thereon); and
(ii) to pay to the Employee any compensation previously deferred by the Employee pursuant to both the Employment Agreement and the Deferred Compensation

Agreement; all of which shall be paid in accordance with the terms and conditions of such agreements. If the Employee terminates employment during the Employment Period other than for Good Reason, this Agreement shall terminate without further obligations to the Employee, other than those obligations accrued or earned and vested (if applicable) by the Employee through the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination. Any and all compensation previously deferred by the Employee pursuant to the terms of both the Employment Agreement and the Deferred Compensation Agreement shall be paid in accordance with the terms and conditions of such Agreements.

          (c) GOOD REASON; OTHER THAN FOR CAUSE. If, during the Employment Period, the Company shall terminate the Employee's employment other than for Cause, or death or if the Employee shall terminate his employment for Good
Reason:

               (i) the Company shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                    A. to the extent not theretofore paid, the Employee's Highest Base Salary through the Date of Termination; and

                    B. the product of (x) the Annual Bonus paid, payable to, or deferred (pursuant to Section 3 of the Employment Agreement) by the Employee for the last full fiscal year (if any) ending during the Employment Period or, if higher, for the last full fiscal year prior to the Effective Date (as applicable, the "Recent Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365; and

                    C. the product of (x) 2.99 and (y) the sum of (i) the Highest Base Salary and (ii) the Recent Bonus; and

                    D. in the case of compensation previously deferred, pursuant to this Agreement, by the Employee, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and

                    E. the Employee shall be entitled to receive a lump-sum cash payment equal to the amount which the Company would have credited to the Employee's

               Company Contribution Account under the Company's Executive Deferred Compensation Plan (the "Deferred Compensation Plan") during the remainder of the Employment Period if during the remainder of the Employment Period the Employee had deferred the maximum amount of the Employee's compensation which the Employee could have deferred under the Deferred Compensation Plan and if the Employee's annual compensation during the Employment Period were equal to the sum of the Employee's Highest Base Salary and Recent Bonus. For the purposes of determining the amount of this cash payment, no adjustment shall be made for any amounts which the Company would have contributed to the Employee's account in the Hilton Hotels Thrift Savings Plan during the Employment Period; and

                    F. any and all compensation previously deferred by the Employee pursuant to the terms of both the Employment Agreement and the Deferred Compensation Agreement shall be paid in accordance with the terms and conditions of such agreements.

               (ii) for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Employee and/or the Employee's family at least equal to: (A) those which would have been provided to them in accordance with the plan, programs, practices and policies described in Sections 4(b)(iv) and (vi) of this Agreement if the Employee's employment had not been terminated, including health insurance and life insurance, in accordance with the most favorable plans, practices, programs or policies of the Company and its subsidiaries during the 90-day period immediately preceding the Effective Date; or (B) if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees and their families and for purposes of eligibility for retiree benefits pursuant to such plans, practices, programs and policies, the Employee shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period; or (C) if more favorable to the Employee, in whole or in part, in accordance with the terms of the Employment Agreement.

          7. NON-EXCLUSIVITY OF RIGHTS. During and after the Employment Period nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by the Company or any of its subsidiaries and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any stock option or other agreements with the Company or any of its subsidiaries (including, but not by way of limitation, the Employment Agreement and the Deferred Compensation Agreement). Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its subsidiaries at or subsequent to the Date of Termination shall be payable in accordance with such policy, practice or program and all amounts or benefits due to the Employee or his family pursuant to the Employment Agreement and the Deferred Compensation Agreement shall be payable or paid in accordance with the terms and conditions of such agreements.

          8. FULL SETTLEMENT. The Company's obligation to make payments provided for in this Agreement and otherwise to perform its obligations hereunder and under the Employment Agreement and the Deferred Compensation Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement. In addition to the Company's obligations pursuant to the Employment Agreement and the Deferred Compensation Agreement, and not in substitution therefore, if the Employee is employed by the Company on the date upon which the Effective Date occurs, the Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Employee, the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement, the Employment Agreement and the Deferred Compensation Agreement or any guarantee of performance thereof (including as a result of any contest by the Employee about the amount of any payment pursuant to Section 9 of this Agreement,
Section 10 of the Employment Agreement or Section

3 of the Deferred Compensation Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

          9.  CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

          (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee, pursuant to the terms of this Agreement, but determined without regard to any payments required under this
Section 9 (a "Payment"), would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, amended (the "Code"), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b)  Subject to the provisions of Section 9(c), all


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

determinations required to be made under this Section 9, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by Arthur Andersen & Co. (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the Date of Termination, if applicable, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
Section 9, shall be paid by the Company to the Employee within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Employee, or that an amount is payable that is less than the Employee believes is proper (of which fact the Employee shall give notice to the Accounting Firm), it shall furnish the Employee with a written opinion that failure to report the Excise Tax (or a lesser Excise Tax) on the Employee's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 9 (c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

          (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Employee knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the thirty-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

           (i) give the Company any information reasonably requested by the Company relating to such claim,

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

         (iii) cooperate with the Company in good faith in order to effectively contest such claim, and

          (iv) permit the Company to participate in any proceedings relating to such claim;

PROVIDED, HOWEVER, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED FURTHER, HOWEVER, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis from any Excise Tax, income tax, or employment tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited
solely to such contested amount.   Furthermore, the Company's control of the
contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 9(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Section 9(c) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 9(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          (e)  Notwithstanding anything contained in this Section

9 to the contrary, if it shall be determined that any payment or distribution made by the Company pursuant to the Employment Agreement or the Deferred Compensation Agreement to or for the benefit of the Employee would be subject to the excise tax imposed by Section 4999 of the Code, then, the Employee shall be entitled to receive an Excise Tax Gross-Up Payment as such term is respectively defined in Section 10 of the Employment Agreement and Section 3 of the Deferred Compensation Agreement all in accordance with such Sections of those agreements.

          10. CONFIDENTIAL INFORMATION. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts by the Employee or his representatives in violation of this Agreement). After termination of the Employee's employment with the Company, the Employee shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement, the Employment Agreement or the Deferred Compensation Agreement.

          11. SUCCESSORS. (a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement, the Employment Agreement and the Deferred Compensation Agreement in the same manner and to the same extent that the Company would be required to perform such agreements if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          12. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without
reference to principles of conflict of laws.   The captions of this Agreement
are not part of the provisions hereof and shall have no force or effect.
This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          IF TO THE EMPLOYEE:

          Mr. Arthur M. Goldberg
          Executive Vice President, Hilton Hotels Corporation
            and President - Gaming Operations
          3930 Howard Hughes Parkway
          Fifth Floor
          Las Vegas, Nevada 89109

          IF TO THE COMPANY:

          Hilton Hotels Corporation
          9336 Civic Center Drive
          Beverly Hills, CA 90209
          Attention:  General Counsel
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Employee's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

          (f) The Company represents and warrants that: (i) it is fully authorized and empowered to enter into this Agreement; (ii) that its Board of Directors has approved this Agreement; and (iii) that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

          (g) This Agreement may be executed in two or more counterparts and by facsimile, all of which when taken together shall constitute a signed agreement.

          (h) Until the Effective Date, the Employment Agreement and Deferred Compensation Agreement shall remain in full force and effect and thereafter shall remain in full force and effect according to their terms, except as amended or modified by this Agreement.

          IN WITNESS WHEREOF, the Employee has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                             EMPLOYEE


                                             /s/ Arthur M. Goldberg
                                             ------------------------------
                                             Arthur M. Goldberg


                                             HILTON HOTELS CORPORATION



                                             By /s/ James M. Anderson
                                                ---------------------------


Attest: /s/ Cheryl L. Marsh
        -------------------------
                 Secretary